Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in the Registration Statement No. 333-186361 on Form S-8 of our report dated June 21, 2021, which appears in this Annual Report on Form 11-K of the Latrobe Company 401(k) Retirement Plan for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania
June 21, 2021